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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES



UIRT - Bandera Festival, Inc.

UIRT - I - McMinn, Inc.

UIRT - W - McMinn, Inc.

UIRT - University Park, Inc.

UIRT - University Park - I, L.P.

United Investors Pembroke, Inc.

UIRT I - Centennial, Inc.

Park Northern/Centennial Partners, L.P.